Exhibit 99.1

INVESTAR HOLDING CORPORATION

LETTER OF TRANSMITTAL

To Tender for Exchange

5.125% Fixed-to-Floating Rate Subordinated Notes due 2032

CUSIP #46134L AC9 and CUSIP #46134L AD7

for a like principal amount of

5.125% Fixed-to-Floating Rate Subordinated Notes due 2032
that have been registered under the Securities Act of 1933, as amended,

in Accordance with Prospectus Dated [●], 2022

THIS OFFER WILL EXPIRE AT 5:00 P.M., BATON ROUGE, LOUISIANA TIME, ON [●], 2022,
UNLESS EXTENDED (“EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., BATON ROUGE, LOUISIANA TIME, ON THE EXPIRATION DATE.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

The Exchange Agent is UMB Bank, National Association (the “Exchange Agent”), and its contact information follows:

By Mail, Overnight or Hand Delivery:                  UMB Bank, National Association

                                                          5555 San Felipe, Suite 870

                                                          Houston, Texas 77056

Attention:                                                               Mauri J. Cowen

Telephone:                                                              (713) 300-0587

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. Only hard copies of this Letter of Transmittal or presentations via the Automated Tender Offer Program (“ATOP”) of the Depository Trust Company (“DTC”) will be accepted.

For any procedural questions regarding this Letter of Transmittal or for any additional information, you may contact the Exchange Agent by email at mauri.cowen@umb.com or by telephone at (713) 300-0587. All other requests for information relating to this exchange offer should be directed to Investar Holding Corporation (“Investar”), at P.O. Box 84207, Baton Rouge, Louisiana 70884-4207, Attn: Investor Relations, (225) 227-2222.

This exchange offer (“Exchange Offer”) is not being mailed to, nor will tenders be accepted from or on behalf of, holders of Investar’s outstanding 5.125% Fixed-to-Floating Rate Subordinated Notes due 2032 in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

Preliminary Instructions

The undersigned acknowledges receipt of the prospectus dated [●], 2022 (the “Prospectus”) of Investar, and this Letter of Transmittal (this “Letter of Transmittal”), which together describe Investar’s offer to exchange its outstanding unregistered 5.125% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Old Notes”) for a like principal amount of its 5.125% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “New Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used but not defined in this Letter of Transmittal have the meanings ascribed to them in the Prospectus.

The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered with the Securities and Exchange Commission under the Securities Act and, as a result, will not bear any legend restricting their transfer; (ii) the New Notes bear a different CUSIP number from the Old Notes; and (iii) the provisions relating to an increase in the stated rate of interest upon the occurrence of a default under the registration rights agreements will be eliminated. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange thereof or, if no interest has been paid on the Old Note, from the date of its original issue.

This Letter of Transmittal is to be completed by all beneficial owners of Old Notes wishing to participate in the Exchange Offer.

Investar reserves the right, at any time and from time to time, to extend the Exchange Offer, in which case the term “expiration date” means the latest date and time to which this exchange offer is extended. To extend the Exchange Offer, Investar will notify the Exchange Agent and each registered holder of Old Notes of any extension before 9:00 a.m., Baton Rouge, Louisiana time, on the next business day after the previously scheduled expiration date. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange, but is subject to certain customary extensions, as set out in the Prospectus.

Delivery of documents to Investar does not constitute delivery to the Exchange Agent, and Investar has not provided guaranteed delivery procedures in conjunction with the Exchange Offer or under any of the Prospectus or other materials provided herewith..

BENEFICIAL OWNERS OF OLD NOTES SHOULD COMPLETE THE APPROPRIATE BOXES BELOW AND SIGN THIS LETTER OF TRANSMITTAL TO INDICATE THE ACTION SUCH BENEFICIAL OWNERS ELECT TO TAKE WITH RESPECT TO THE EXCHANGE OFFER.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of Exchange Offer, the undersigned tenders to Investar the Old Notes described in Box I (Description of Tendered Notes) (the “Tendered Notes”). The undersigned is the beneficial owner of all of the Tendered Notes. Subject to, and effective upon, the acceptance for exchange of any portion of the Tendered Notes in accordance with the terms and conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned exchanges, assigns and transfers to, or upon the order of, Investar all right, title and interest in and to the Tendered Notes.

The undersigned irrevocably constitutes and appoints the Exchange Agent its true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as Investar’s agent) with respect to the Tendered Notes with the full power of substitution to (i) deliver the Tendered Notes to Investar and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, Investar, (ii) present the Tendered Notes for transfer on Investar’s books and (iii) receive for Investar’s account all benefits and otherwise exercise all rights of beneficial ownership of the Tendered Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph will be an irrevocable power coupled with an interest.

The undersigned represents and warrants that the undersigned (i) owns the Tendered Notes and is entitled to tender the Tendered Notes and (ii) has full power and authority to tender, exchange, assign and transfer the Tendered Notes and to acquire New Notes issuable upon the exchange of such Tendered Notes tendered herewith, and that when such Tendered Notes are accepted for exchange, Investar will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale and transfer and not subject to any adverse claim, right, restriction or proxy of any kind when the same are accepted by Investar and that the information set forth herein is correct.

The undersigned represents that it is not an “affiliate”, as defined in Rule 405 under the Securities Act, of Investar, is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a “distribution”, as defined in the Securities Act, of New Notes, is acquiring the New Notes in its ordinary course of business, and is not acting on behalf of any person who could not truthfully make the foregoing representations.

If the undersigned or the person receiving such New Notes, whether or not such person is the undersigned, is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering such a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the Old Notes).

The undersigned understands that all resales of the New Notes must be made in compliance with applicable state securities or “blue sky” laws. If a resale does not qualify for an exemption from these laws, the undersigned acknowledges that it may be necessary to register or qualify the New Notes in a particular state or to make the resale through a licensed broker-dealer in order to comply with these laws. The undersigned further understands that Investar assumes no responsibility regarding compliance with state securities or blue sky laws in connection with resales.

The undersigned agrees that acceptance of the Tendered Notes by Investar and the issuance of New Notes in exchange therefor will constitute performance in full by Investar of its obligations under the registration rights agreement by and between Investar and the undersigned and that Investar will have no further obligations or liabilities thereunder, except as expressly provided therein.

The undersigned also acknowledges that the Exchange Offer is being made based upon its understanding of existing interpretations of the Securities Act by the staff of the Securities and Exchange Commission (the “Commission”) set forth in several “no-action” letters to third parties and unrelated to Investar and the Exchange Offer and, based on such interpretations, Investar believes that the New Notes issued under the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than any such holder which is an “affiliate” of Investar within the meaning of Rule 405 under the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders are not engaged in and do not intend to engage in and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes, provided further if a holder is a broker-dealer, the holder is participating in the Exchange Offer for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities and the holder must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. Any holder who is an affiliate of Investar, who does not acquire the New Notes in the ordinary course of business, who intends to participate in the Exchange Offer for the purpose of distributing the New Notes or is a broker-dealer who purchased the Old Notes directly from Investar (i) will not be able to rely on the interpretations by the staff of the Commission set forth in the above-mentioned “no-action” letters, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer transaction unless such sale or transfer is made in accordance with an exemption from such requirements. The undersigned acknowledges that Investar has not sought or received its own “no-action” letter with respect to the Exchange Offer and the related transactions, and that Investar can provide no assurance that the staff of the Commission will make a determination in the case of the Exchange Offer and such transactions that is similar to its determinations in the above-mentioned “no-action” letters. The undersigned and any Beneficial Owner further acknowledge that Investar may rely upon each of the foregoing representations and covenants for purposes of the Exchange Offer.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or Investar to be necessary or desirable to complete the exchange, assignment and transfer of the Tendered Notes. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder will be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned, and will not be affected by, and will survive the death or incapacity of, the undersigned and such Beneficial Owner.

For purposes of the Exchange Offer, Investar will be deemed to have accepted validly tendered Tendered Notes when, as and if it has given written or oral notice thereof to the Exchange Agent.

The undersigned understands that tenders of the Tendered Notes in accordance with the procedures described in the Prospectus and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and Investar in accordance with the terms and subject to the conditions set forth in this Letter of Transmittal and in the Prospectus.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING ANY BOX BELOW.

List below the Old Notes to which this Letter of Transmittal relates. If the space provided is inadequate, the Certificate number(s) and principal amount of the Old Note(s) should be listed on a separate signed schedule attached hereto.

BOX I

DESCRIPTION OF TENDERED NOTES

Name and Address of Registered Noteholder exactly as name appears on Old Note(s)	Description of Notes Surrendered
	Certificate Number(s)*	Aggregate Principal Amount Represented by Certificate(s)	Aggregate Principal Amount Tendered**

Total:

*         If the Old Notes are held in book-entry form, please write “Book Entry” in this column. If the Old Notes are held in certificated form, please write the certificate numbers of such Old Notes in this column.

**       Tenders of Old Notes must be in a minimum principal amount of $100,000 and any integral multiple of $1,000 in excess thereof. Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes set forth above. See Instruction 2.

BOX II

SIGNATURE

(See Instructions 1 and 3)

, 2022
(Signatures by Tendering Beneficial Holders)	(Date)

Area Code(s) and Telephone Number(s)

BOX III

ATTENTION BROKER-DEALERS

 ☐    CHECK HERE IF THE UNDERSIGNED OR ANY BENEFICIAL OWNER OF TENDERED NOTES IS A BROKER-DEALER.

☐    CHECK HERE IF THE UNDERSIGNED BROKER-DEALER WISHES TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO:

Name:

Address:

For any Tendered Notes, this Letter of Transmittal must be signed by the beneficial owner(s) as the name(s) appear(s) on the certificates/book-entry(ies) for the Tendered Notes or by any person(s) authorized to become beneficial owner(s) by endorsements and documents submitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and the other information indicated below and, unless waived by Investar, submit herewith evidence to its satisfaction of authority to so act. See Instruction 3.

Name(s):
(Please type or print)

Capacity:

Address(es):

Area Code and Telephone Number:

INVESTAR HOLDING CORPORATION

INSTRUCTIONS TO LETTER OF TRANSMITTAL

FORMING PART OF THE TERMS AND CONDITIONS

OF THE EXCHANGE OFFER

1.             Delivery of this Letter of Transmittal and Tendered Notes.  A beneficial owner of Old Notes may tender the same by (i) properly completing and signing this Letter of Transmittal and delivering the same, together with the certificate or certificates, if applicable, representing the Old Notes being tendered and any other documents required by this Letter of Transmittal, to the Exchange Agent at its address set forth above on or prior to the Expiration Date, or (ii) complying with the procedure for book-entry transfer described below. Beneficial owners of Old Notes may tender Old Notes by book-entry transfer by crediting the Old Notes to the Exchange Agent’s account at DTC in accordance with DTC’s ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer. To the extent any procedural terms herein conflict with the ATOP procedures, the ATOP procedures will govern. DTC participants that are accepting the Exchange Offer should transmit their acceptance to DTC, which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send a computer-generated message (an “Agent’s Message”) to the Exchange Agent for its acceptance in which the beneficial owner of the Old Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal or the DTC participant confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal (including any acknowledgements, representations and warranties) applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent. Delivery of the Agent’s Message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participants identified in the Agent’s Message.

The method of delivery of this Letter of Transmittal, the Old Notes and any other required documents is at the election and risk of the holder, and except as otherwise provided below, the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used. In all cases, sufficient time should be allowed to permit timely delivery. No Old Notes or Letters of Transmittal should be sent to Investar.

2.             Partial Tenders.  Tendered Notes must be in a minimum principal amount of $100,000 and any integral multiple of $1,000 in excess thereof. If less than the entire principal amount of the Old Notes is to be tendered in definitive form, the tendering beneficial owner(s) should indicate the aggregate principal amount of Old Notes to be tendered in Box I (Description of Tendered Notes) under the caption “Aggregate Principal Amount Tendered.” If less than the entire principal amount of the Old Notes evidenced by materials provided in accordance with the ATOP procedures, the tendering beneficial owner(s) should indicate the aggregate principal amount of Old Notes to be tendered to DTC in accordance with ATOP procedures. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

If the entire principal amount of Old Notes held by the tendering holder is not tendered for exchange, then Old Notes evidencing the untendered amount will be issued in the name of the person signing this Letter of Transmittal and such Old Notes will be sent to the person signing this Letter of Transmittal at the address indicated in Box I (Description of Tendered Notes), or if tendered in accordance with ATOP procedures, then untendered Old Notes will be issued in accordance with ATOP procedures.

3.            Signatures on this Letter of Transmittal; Bond Powers and Endorsements.  If this Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by Investar, evidence to its satisfaction of their authority to so act must be submitted with this Letter of Transmittal.

4.             Transfer Taxes.  Except as described below, Investar will pay all transfer taxes, if any, applicable to the exchange of Tendered Notes under the Exchange Offer. If, however, New Notes and/or substitute Old Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Tendered Notes, or if the Tendered Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Tendered Notes to Investar under the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

5.            Waiver of Conditions.  Investar reserves the absolute right, in its sole discretion, to waive any or all conditions relating to the Exchange Offer set forth in the Prospectus.

6.             No Conditional Tenders.  No alternative, conditional, irregular or contingent tenders will be accepted. All beneficial owners of Tendered Notes, by execution of this Letter of Transmittal, will waive any right to receive notice of the acceptance of their Tendered Notes for exchange.

7.             Mutilated, Lost, Stolen or Destroyed Old Notes.  Any beneficial owner whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address set forth on the first page of this Letter of Transmittal hereof for further instructions.

8.             Validity of Tenders.  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Tendered Notes will be determined by Investar in its sole discretion, which determination will be final and binding. Investar reserves the absolute right to reject any and all Tendered Notes not properly tendered or any Tendered Notes, its acceptance of which would, in the opinion of counsel for Investar, be unlawful. Investar also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to any Tendered Notes. Investar’s interpretation of the terms and conditions of the Exchange Offer (including the Instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with Tendered Notes must be cured within such time as Investar will determine. Although Investar intends to notify holders of defects or irregularities with respect to tenders of Tendered Notes, neither Investar, the Exchange Agent nor any other person will incur any liability for failure to give such notification. Tenders of Tendered Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Tendered Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, as promptly as practicable following the Expiration Date.

9.             Acceptance of Tendered Notes and Issuance of Notes; Return of Notes.  Subject to the terms and conditions of the Exchange Offer, Investar will accept for exchange all validly tendered Old Notes as promptly as practicable after the Expiration Date and will issue New Notes therefor as promptly as practicable thereafter. For purposes of the Exchange Offer, Investar will be deemed to have accepted validly tendered Old Notes when, as and if it has given oral or written notice thereof to the Exchange Agent. If any Tendered Notes are not exchanged under the Exchange Offer for any reason, such unexchanged Tendered Notes will be returned, without expense, to the person signing this Letter of Transmittal at the address indicated in Box I (Description of Tendered Notes) or in accordance with ATOP procedures, as applicable.

10.    Requests for Assistance or Additional Copies.  Questions relating to the procedures for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number set forth on the front cover and back cover hereof.